UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2015

MEDICAN ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-53408	87-0474017
(Commission File Number)	(IRS Employer Identification No.)

3440 E. Russell Road, Las Vegas, NV, 89120
(Address of Principal Executive Offices)

(800) 416-8802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Definitive Material Agreement

On February 18, 2015, Medican Enterprises, Inc. (the “Company”) entered into Amendment No. 2 to the Purchase Contract executed On January 15, 2015 (the “Amendment”) with JTB Real Estate LLLP (“Seller”), wherein the parties agreed to extend the Closing Date specified in the Purchase Contract entered into on January 15, 2015. The Closing Date specified in the Amendment is March 31, 2015.  All other terms of the original Purchase Contract remain the same.

The foregoing summary of the terms of the Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities

Black Mountain Note

On January 30, 2015, the Company entered into 10% convertible promissory note with Black Mountain Equities, Inc. in the principal amount of $66,000 (the "Black Mountain Note"). The financing on the initial amount closed on February 4, 2015.

The principal due under the Black Mountain Note bears interest at the rate of 10% per annum. Upon an event of default, the outstanding balance shall immediately increase to 120% of the outstanding balance immediately prior to the event of default. The principal and interest underlying the Black Mountain Note is convertible at any time into common stock, at Black Mountain’s option, and will be equal to the lessor of $0.03 or 40% of the lowest trading price of the Company’s common stock during the twenty consecutive trading days prior to the date on which Black Mountain (or the then-holder of the Black Mountain Note) elects to convert all or part of the Black Mountain Note. In connection therewith, the Company agreed to reserve from its authorized and unissued shares at least the number of shares that may be issuable upon conversion of the note once the Company has increased its authorized shares.

The Company may prepay any portion of the principal amount at 145% of such amount along with any accrued interest of the Black Mountain Note at any time upon seven days’ written notice to Black Mountain.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 16, 2015, the Company filed with the State of Nevada a Certificate of Amendment to its Articles of Incorporation increasing the authorized amount of shares of common stock to 1,000,000,000 shares, par value $0.001 per shares.

Item 8.01   Other Events

On February 6, 2015, the Company’s wholly-owned subsidiary, Medican Systems Inc., caused to be formed a new subsidiary in the state of Nevada. The new subsidiary is named Medican Nations, Inc. and will focus on building strategic partnerships with Native American communities in the United States and Canada to create and build business solutions within the indoor gardening and marijuana industries.

Item 9.01   Financial Statements and Exhibits

3.1	Certificate of Amendment effective February 16, 2015

4.1	10% Convertible Promissory Note dated January 30, 2015 issued to Black Mountain Equities, Inc.

10.1	Amendment No. 2 to the Purchase Contract dated January 15, 2015 by and between the Company and JTB Real Estate LLLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAN ENTERPRISES, INC.

February 20, 2015	By:	/s/ Kenneth Williams
Kenneth Williams
Chief Executive Officer and Director